Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Pro-Dex, Inc. pertaining to the Pro-Dex, Inc. 2016 Equity Incentive Plan of our report dated September 15, 2016, relating to the consolidated financial statements of Pro-Dex, Inc., appearing in the Annual Report on Form 10-K of Pro-Dex, Inc. for the year ended June 30, 2016, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Irvine, California

December 7, 2016